FOR IMMEDIATE RELEASE

RIBSTONE SYSTEMS AND SCIENTIGO ANNOUNCE AVAILABILITY OF NEXT-GENERATION DOCUMENT AUTO-CODING, INDEXING, CLASSIFICATION AND SEARCH SYSTEM FOR LAW FIRMS AND SERVICE BUREAUS SUPPORTING LAW FIRMS

Breakthrough Technology Being Demonstrated at Upcoming LegalTech 2006 in New York City

Chicago & Charlotte - (Business Wire) - January 27, 2006 - After months of successful cooperative development, Ribstone Systems and Market Central, Inc., d/b/a Scientigo, Inc. (OTCBB:MKTE), today announced the availability of next-generation document processing and data management capabilities.

This partnership, established in September 2005, has yielded synergies never imagined at the outset; the combination of these well established technologies has resulted in an array of capabilities which will revolutionize the document workflow for law firms and other industries that depend on processing large volumes and different types of unstructured printed and electronic documents. By using multifunction devices (MFDs), or copiers, as part of the workflow process, companies of all types can benefit from these next generation capabilities.

This technology collaboration enables knowledge workers to literally take a stack of documents and, without sorting by type of document, scan them with an MFD. Then a number of capabilities become available from Bates numbering and auto-coding, to full featured document indexing, classification and, with a low cost add-on, full document search capabilities based on document content. This will significantly simplify the ability for law firms to identify those documents which contain relevant content by searching on any content or subject matter contained in the document.

Live demonstrations of this innovative technology may be viewed in Ribstone’s booth #2600 at the upcoming LegalTech 2006 conference to be held January 30 - February 1, 2006 in New York City at the Hilton New York Hotel. Ribstone expects to launch the auto-coding product early in the second quarter of 2006.

About Ribstone Systems
Ribstone Systems, a Chicago-based company, has become an industry leader in the convergence of office technologies by offering the most efficient and dynamic solutions for scanning, image-processing and printing in document intensive business environments. Ribstone Systems helps clients leverage multifunction products by marrying intuitive and feature-rich software to the latest generation of office copiers. For more information about Ribstone please visit www.ribstonesystems.com

About Scientigo™
Scientigo™ (pronounced "see-ENH-ti-go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo™´s patented tigo™ technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight. World-leading third-party independent software and solution providers are licensing Scientigo™´s technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to speed their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo™ can be reached on the Web www.scientigo.com.
Scientigo™
6701 Carmel Road
Suite 205
Charlotte, NC 28226

704.837.0500 | main
866.821.1668 | fax
scientigo.com

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our Company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

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PLEASE CONTACT:
John Campbell, 312.857.2000 or email at jcampbell@ribstoneusa.com

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